EXHIBIT 24


                   Consent of Independent Accountants
                   ----------------------------------

We hereby consent to the incorporation by reference in the registration statement on Form S-8 (No. 014140) of First
Albany Companies Inc. of our report dated May 28, 1999 relating to the financial statements of First Albany
Companies Inc. Stock Bonus Plan which appears in this Form
11-K.


PricewaterhouseCoopers L.L.P.
Albany, New York
June 14, 1999